Exhibit 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 06-03

XTO ENERGY SETS 2006 DEVELOPMENT BUDGET OF $1.7 BILLION;
TARGETS PRODUCTION GROWTH OF 10 - 12% FOR THE YEAR

    FORT WORTH, TX (January 27, 2006) – XTO Energy Inc. (NYSE-XTO) today announced that its Board of Directors approved a 2006 capital budget for development and exploration expenditures of $1.7 billion. An additional $100 million has been budgeted for the construction of pipeline infrastructure and compression and processing facilities. With these expenditures, the Company plans to increase production volumes by 10 - 12% over 2005 levels.

    “Our development programs continue to drive top-tier performance for our shareholders — meaning consistent drill-bit growth, exceptional economic returns and visibility for the future,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “For 2006, XTO anticipates another exciting year dedicated to measured growth and financial strength.”

    During the year, XTO Energy expects to drill 1,050 wells (865 net) and perform approximately 735 (620 net) workovers and recompletions throughout the year. Activities in its Eastern Region of East Texas and Louisiana will account for $700 million. Barnett Shale development in North Central Texas will be allocated $350 million. The San Juan, Raton and Uinta basins combined will be allocated $200 million. Programs in the Permian District are expected to utilize another $240 million. The Arkoma Basin and Mid-Continent properties will be allocated $140 million. Finally, the Company will target $70 million for exploration events and acreage leasing activities.

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XTO Energy Sets 2006 Development Budget of $1.7 Billion;
Targets Production Growth of 10 - 12% for the Year

    XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah and Louisiana.

Contacts:	Louis G. Baldwin Executive Vice President & Chief Financial Officer XTO Energy, Inc. 817/870-2800	Gary D. Simpson Senior Vice President Investor Relations & Finance XTO Energy Inc. 817/870-2800

This release can be found at http://www.xtoenergy.com.

Statements made in this news release, including those relating to production volume increases, stock performance, drill bit growth, economic returns, financial strength, number of wells to be drilled, the number of workovers and recompletions, development and exploration activities and development budget expenditures by area are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, production downtime due to maintenance, weather or other factors outside the Company’s control, the availability of drilling equipment and technical personnel, changes in interest rates, higher than expected production costs and other expenses, future acquisitions, general economic conditions and failure to obtain or delays in obtaining necessary permits for construction projects. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.